Exhibit 99.1

                                                                    NEWS RELEASE
[LOGO]

FOR IMMEDIATE RELEASE

                                                     INVESTOR RELATIONS CONTACT:
                      Gordon Parnell - CFO (Microchip)............(480) 792-7374


          MICROCHIP TECHNOLOGY AND TELCOM SEMICONDUCTOR COMPLETE MERGER

CHANDLER, Arizona -- (January 16, 2001) -- Microchip Technology Incorporated (NASDAQ:MCHP), manufacturer of the widely popular PICmicro(R) RISC microcontrollers which serve 8- and 16-bit embedded control applications, and TelCoM Semiconductor, Inc. (NASDAQ:TLCM), designer, developer and marketer of a broad spectrum of high-performance linear and mixed-signal integrated circuit solutions, today announced the completion of their merger.

At a special stockholder meeting today at TelCom's headquarters in Mountain View, CA, TelCom's stockholders formally approved the merger agreement, which was initially announced on October 27, 2000. The merger takes effect immediately. Under the terms of the transaction, shareholders of TelCom received
0.53 shares of Microchip stock for each share of TelCom stock they held. Microchip issued approximately 9.8 million shares of Microchip common stock and assumed all stock options held by TelCom employees. The transaction was accounted for under the pooling of interests method and was structured as a tax-free reorganization.

"We are pleased to join forces with an industry leader like Microchip," said Bob Gargus, President and Chief Executive Officer at TelCom. "This is an excellent fit from both a customer and technology perspective. We believe our strength in analog products will further Microchip's leadership in embedded control applications. Microchip's larger sales force, much larger customer base and strong OEM and distributor relationships will significantly expand the market opportunity for TelCom's products."

"This acquisition is an important milestone for Microchip in that it greatly accelerates our internal efforts to expand our portfolio of stand-alone analog products as well as provide additional product functionality to our embedded control customers. We estimate that there is approximately $1.50 of analog product embedded around each $1.00 of our microcontrollers. About two years ago, we began exploiting this opportunity by building and attaching our stand-alone analog products to our microcontrollers. TelCom brings to us a highly synergistic portfolio of analog products which will accelerate our ability to capture this significant revenue opportunity," said Steve Sanghi, Microchip's President and Chief Executive Officer.

                        Microchip Technology Incorporated
                2355 West Chandler Blvd. Chandler, AZ 85224-6199
                    Main Office 480-792-7200 FAX 480-792-9210

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MICROCHIP TECHNOLOGY AND
TELCOM SEMICONDUCTOR
COMPLETE MERGER


TelCom's high performance analog expertise will substantially expand Microchip's product initiatives and position the Company as a leading producer of power management, thermal management and other linear/mixed-signal integrated circuits. "TelCom's product position and experienced analog team accelerates our analog product roadmap by several years and gives us critical mass in all major market segments. Analog resources are very scarce in the current industry environment, and this acquisition will double our analog-focused resources. Together, we will expand Microchip's analog product portfolio and accelerate our microcontroller-attach strategy much faster than we could do alone," Sanghi said.

Microchip plans to release its 3rd Quarter FY2001 financial results after the close of market on Thursday, January 25, and will host a teleconference on January 25 at 4:30 p.m. (Eastern Time) to discuss the release. This call will be simulcast over the World Wide Web at www.microchip.com. The webcast will be available for replay for 7 days after the teleconference. A telephonic replay of the teleconference will also be available at approximately 7:30 p.m. (Eastern
Time) January 25, 2001. The telephonic replay will be available until 8:00 p.m. (Eastern) on Friday, February 2. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 780635.

Microchip Technology Incorporated manufactures the widely popular PICmicro(R) RISC microcontrollers which serve 8- and 16-bit embedded control applications. Specializing in field-programmable and mixed-signal solutions, Microchip also offers complementary microperipheral products including stand-alone analog, interface and microID(TM)RFID devices; serial EEPROMs; and the patented KEELOQ(R) security devices. This synergistic product portfolio targets thousands of applications and a growing demand for high-performance designs in the automotive, communications, computing, consumer and industrial control markets. Microchip's quality systems are ISO 9001 (1994 version) and QS9000 (1998 version) certified. With today's announcement, Microchip now also designs, develops and markets a broad spectrum of high-performance linear and mixed-signal integrated solutions focused in three product offerings: power management, thermal management and linear/mixed-signal devices. These integrated circuits are used worldwide in a range of applications in the wireless communications, computing, consumer electronics, networking, industrial and other markets. Microchip is headquartered near Phoenix, in Chandler, Arizona, with semiconductor fabrication facilities in Arizona and Washington and assembly and test operations near Bangkok, Thailand. Microchip employs approximately 3,350 people worldwide, including 250 former TelCom employees, and has sales offices throughout Asia, Europe, Japan and the Americas. More information on Microchip can be found at www.microchip.com.

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MICROCHIP TECHNOLOGY AND
TELCOM SEMICONDUCTOR
COMPLETE MERGER


This release contains forward-looking statements relating to the synergies of Microchip's and TelCom's products, the growth of Microchip's customer base, the acceleration of Microchip's analog product development, and the development of the combined company's products and services and future operating results that are based upon the current expectations and beliefs of the management of Microchip and TelCom and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Microchip's actual results include: difficulties associated with successfully integrating Microchip and TelCom's businesses and technologies; costs related to the transaction; failure of the combined company to retain and hire key executives, technical personnel and other employees; failure of the combined company to manage its growth and the difficulty of successfully managing a larger organization; failure of the combined company to successfully manage its changing relationships with customers, suppliers, value added resellers, and strategic partners; failure of the combined company's customers to accept new product offerings; failure to achieve anticipated synergies in the merger, and general economic and business conditions. Other factors that could affect the combined company's actual results include the progress and costs of the development of its products and services and the timing of market acceptance of those products and services.

For a detailed discussion of these and other cautionary statements, please refer to Microchip's and TelCom's respective filings on Form 10-K and 10-Q, as well as the joint proxy statement/prospectus filed by the companies on Form S-4. You can obtain copies of Forms 10-K and 10-Q, the Registration Statement on Form S-4 and any other relevant documents for free at the SEC's web site (www.sec.gov) or from commercial document retrieval services.

 The Microchip logo and name, PICmicro, and KEELOQ(R) are registered trademarks of Microchip Technology Incorporated. microID(TM) is a trademark of Microchip
                  Technology Incorporated. All rights reserved.

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